Exhibit 99.1

American Software Reports Preliminary First Quarter of Fiscal Year 2018 Results

Cloud Services Annual Contract Value Increases 92% for the Quarter

ATLANTA--(BUSINESS WIRE)--August 28, 2017--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the first quarter of fiscal year 2018.

Key First quarter financial highlights:

  Cloud Services Annual Contract Value (ACV) increased approximately 92% to $7.7 million as of the quarter ended July 31, 2017 compared to $4.0 million as of the same period of the prior year. ACV consists of software-as-a-service (SaaS) of $5.4 million, a 155% increase when compared to approximately $2.1 million as of the same period last year, and other cloud services of $2.3 million, a 22% increase when compared to $1.9 million as of the same period last year.
  Total revenues for the quarter ended July 31, 2017 were $26.9 million, a decrease of 2% over the comparable period last year.
  Software license revenues for the quarter ended July 31, 2017 were $4.0 million, a decrease of 13% compared to the same period last year.
  Services and other revenues for the quarter ended July 31, 2017 were $12.0 million compared to $12.2 million for the same period last year.
  Maintenance revenues for the quarter ended July 31, 2017 increased 2% to $10.8 million compared to $10.6 million for the same period last year.
  Operating earnings for the quarter ended July 31, 2017 increased 120% to $3.6 million compared to $1.6 million the same period last year.
  GAAP net earnings for the quarter ended July 31, 2017 increased 61% to $2.7 million or $0.09 per fully diluted share compared to $1.7 million or $0.06 per fully diluted share for the same period last year.
  Adjusted net earnings for the quarter ended July 31, 2017, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles were $3.1 million or $0.10 per fully diluted share compared to $2.0 million or $0.07 per fully diluted share for the same period last year, which excluded non-cash stock-based compensation expense and amortization of acquisition-related intangibles.
  EBITDA increased by 64% to $5.0 million for the quarter ended July 31, 2017 compared to $3.1 million for the quarter ended July 31, 2016.
  Adjusted EBITDA increased 55% to $5.3 million for the quarter ended July 31, 2017 compared to $3.4 million for the quarter ended July 31, 2016. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense.

The overall financial condition of the Company remains strong, with cash and investments of approximately $90.6 million and no debt as of July 31, 2017. We increased cash and investments by $12.6 million from the same period last year. During the first quarter, the Company paid approximately $3.3 million in dividends.

“We are pleased with our first quarter fiscal year 2018 results which reflect our continued thoughtful and measured transition from a perpetual licensing to a software-as-a-service (SaaS) engagement model for our Logility Voyager Solutions, Demand Solutions and NGC Andromeda platforms,” said Allan Dow, president of American Software. “Most notably, the trend towards SaaS subscriptions as a preferred engagement method for new customers is accelerating. This transition is positively highlighted by our 92% increase in ACV for Cloud Services and a 155% growth in SaaS subscription revenue. This transition to SaaS is a positive trend for our customers as well as our future financial results driving the improved predictability of revenue and EBITDA performance.”

“Further, we believe a SaaS subscription serves our customers well as they leverage our expertise in managing the applications on their behalf and leverage the latest and most innovative planning capabilities available,” continued Dow. “Our cloud-based solutions provide customers the increased visibility and accuracy necessary to become a connected enterprise. As they take advantage of our advancements in algorithmic planning, advanced supply chain analytics and artificial intelligence to improve their operating performance, they will also overcome the supply chain talent shortage that may be hampering their profitable growth and speed to market.”

Additional highlights for the first quarter of fiscal 2018 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the first quarter include: ASP Aluminium Holdings Pty, Ashley Furniture Industries, B&H Foto & Electronics, Brightstar, Brooks Brothers Group, Dometic Group AB, Ergobaby, FAM Brands, Groupe Dynamite, Handi-Craft Company, Kolmar Laboratories and Sonoco Products Company.
  During the quarter, software license and/or SaaS subscription agreements were signed with customers located in the following 10 countries: Australia, Canada, Finland, Germany, Ireland, Mexico, Netherlands, Sweden, United Kingdom, and United States.
  NGC Software, a wholly-owned subsidiary of the Company, announced Escalade Sports, a global manufacturer and distributor of sports and outdoor recreational equipment, implemented NGC’s Andromeda Product Testing and Compliance Software. The solution streamlines Escalade Sports’ compliance with CPSIA, Proposition 65, Conflict Minerals Reporting, and other regulations.
  Logility, a wholly-owned subsidiary of the Company, hosted supply chain professionals for a webcast, The Business Case for Inventory Optimization, which featured the Ashley Furniture Industries success to better synchronize inventory across its global network. The event, hosted by APICS, took place Tuesday, May 16, 2017 at 11:00 a.m. ET and is available on demand at https://www.logility.com/library/webcasts.
  Logility invited attendees of the 2017 Gartner Supply Chain Executive Conference to attend the session, Columbia Sportswear: Reaching New Heights in Global Supply Chain Transformation. The conference, located at the JW Marriott Phoenix Desert Ridge Resort & Spa in Phoenix, AZ was held May 23 – 25, 2017.
  Logility invited attendees of the second annual Integrated Business Planning Summit to attend the session, Belkin’s Global Supply Chain Transformation: Vision, Trust, and Flexibility. The conference, located at the Sydney Cricket Ground-Allianz Stadium in Sydney, was held May 31 – June 2, 2017.

Company & Technology

  NGC Software announced the latest release and general availability of its next-generation Andromeda Quality Control solution for fashion retailers and brand owners. This SaaS solution helps companies identify product quality issues quickly reducing chargebacks and returned inventory.
  NGC Software announced that Jesta I.S., a global leader in integrated ERP solutions for apparel, footwear and hard goods enterprises, partnered with the company. Through the relationship, Jesta will enrich its Vision Suite product line with NGC Software’s best-in-class Andromeda cloud PLM solution.
  Logility announced Logility Voyager Solutions™, the company’s collaborative supply optimization and advanced retail planning solution suite, was positioned as a Leader in the Gartner 2017 Magic Quadrant for Sales and Operations Planning Systems of Differentiation. This Magic Quadrant research report analyzed software solutions that support a mature stage 4 or higher sales and operations planning (S&OP) process.
  Sean Willems, Ph.D., Logility chief scientist and Haslam Chair in Supply Chain Analytics at the University of Tennessee led a standing room only roundtable discussion on Driving Supply Chain Transformation and Optimizing Inventory Investments at the 2017 Gartner Supply Chain Executive conference held in Phoenix, AZ on May 23, 2017.
  Logility announced the company was selected by Inbound Logistics as a Top 100 Logistics IT Provider for 2017. This is the 20th consecutive year Logility was recognized by Inbound Logistics for helping companies solve their complex supply chain challenges.
  Logility and Demand Solutions, a wholly-owned subsidiary of Logility, were each selected by the Manufacturing Leadership Council as 2017 Manufacturing Leadership Partner Award recipients. The Partnership Award recognizes technology providers that play a critical role in helping manufacturers achieve peak performance through the application of advanced technology solutions.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative supply chain optimization and advanced retail planning solutions that help medium, large, and Fortune 500 companies realize substantial bottom-line results in record time. Logility Voyager Solutions™ is a complete supply chain and retail optimization solution suite that features an advanced analytics architecture and provides supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); Integrated Business Planning (IBP), supply and inventory optimization; manufacturing planning and scheduling; retail merchandise and assortment planning and allocation; and transportation planning and management. Logility customers include Abercrombie & Fitch, Big Lots, Parker Hannifin, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers affordable, easy-to-use software-as-a-service (SaaS) supply chain solutions for manufacturers and distributors designed to increase forecast accuracy, improve customer service levels, and reduce overall inventory to maximize profits and lower costs. Demand Solutions DSX offers demand planning, collaborative forecasting, inventory planning, production planning and scheduling, S&OP and IBP. Demand Management serves customers such as Siemens Healthcare, AutomationDirect.com, and Newfoundland Labrador Liquor Corporation. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP, and shop floor control software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Billabong, Carter’s, Destination XL, Hugo Boss, Jos. A. Bank, Marchon Eyewear, Spanx, Swatfame and many others. For more information about American Software, named one of the 100 Most Trustworthy Companies in America by Forbes Magazine, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Operating and Non-GAAP Financial Measures

The Company includes operating measures (ACV) and other non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of ACV, EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. ACV is a forward-looking operating measure used by management to better understand cloud services (SaaS and other related cloud services) revenue trends within the Company’s business as it reflects the Company’s current estimate of revenue to be generated under the existing client contracts in the forward 12-month period. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, and income tax expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense. A reconciliation of these non-GAAP financial measures to their nearest U.S. GAAP measure appears in the accompanying financial tables.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company’s products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company’s revenues. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc.; Demand Solutions is a registered trademark of Demand Management, Inc.; and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2017	2016	Pct Chg.
Revenues:
License	$4,015	$4,627	(13%)
Services & other	12,043	12,221	(1%)
Maintenance	10,828	10,585	2%
Total Revenues	26,886	27,433	(2%)

Cost of Revenues:
License	1,507	1,823	(17%)
Services & other	7,927	9,053	(12%)
Maintenance	2,227	2,761	(19%)
Total Cost of Revenues	11,661	13,637	(14%)
Gross Margin	15,225	13,796	10%
Operating Expenses:
Research and development	3,794	3,736	2%
Less: capitalized development	(1,287)	(636)	102%
Sales and marketing	5,233	5,471	(4%)
General and administrative	3,515	3,511	0%
Provision for doubtful accounts	24	-	nm
Amortization of acquisition-related intangibles	324	68	376%

Total Operating Expenses	11,603	12,150	(5%)
Operating Earnings	3,622	1,646	120%
Interest Income & Other, Net	599	660	(9%)
Earnings Before Income Taxes	4,221	2,306	83%
Income Tax Expense	1,496	618	142%
Net Earnings	$2,725	$1,688	61%
Earnings per common share: (1)
Basic	$0.09	$0.06	50%
Diluted	$0.09	$0.06	50%

Weighted average number of common shares outstanding:
Basic	29,671	28,938
Diluted	29,989	29,254

nm- not meaningful

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2017	2016	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$2,725	$1,688	61%
Income Tax Expense	1,496	618	142%
Interest (Income) Expense & Other, Net	(599)	(660)	(9%)
Amortization of intangibles	1,265	1,212	4%
Depreciation	120	195	(38%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	5,007	3,053	64%

Stock-based compensation	316	388	(19%)
Adjusted EBITDA	$5,323	$3,441	55%

EBITDA , as a percentage of revenues	19%	11%

Adjusted EBITDA , as a percentage of revenues	20%	13%

	First Quarter Ended
	July 31,
	2017	2016	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,725	$1,688	61%

Amortization of acquisition-related intangibles (2)	209	50	318%
Stock-based compensation (2)	204	284	(28%)
Adjusted Net Earnings	$3,138	$2,022	55%

Adjusted non-GAAP diluted earnings per share	$0.10	$0.07	43%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.09 and $0.06 for the three months ended July 31, 2017 and 2016, respectively.

(2) - Tax affected using the effective tax rate for the three months period ended July 31, 2017 and 2016.

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	July 31,	April 30,
	2017	2017

Cash and Cash Equivalents	$66,227	$66,001
Short-term Investments	17,979	19,332
Accounts Receivable:
Billed	13,990	17,060
Unbilled	2,377	2,811
Total Accounts Receivable, net	16,367	19,871
Prepaids & Other	3,900	4,322
Current Assets	104,473	109,526

Investments - Non-current	6,352	4,455

PP&E, net	2,069	2,055
Capitalized Software, net	9,052	8,614
Goodwill	19,549	19,549
Other Intangibles, net	3,004	3,399
Other Non-current Assets	1,343	1,176
Total Assets	$145,842	$148,774

Accounts Payable	$1,829	$1,541
Accrued Compensation and Related Costs	3,095	3,329
Dividend Payable	3,270	3,259
Other Current Liabilities	2,471	5,171
Deferred Revenues - Current	28,332	29,437
Current Liabilities	38,997	42,737

Deferred Revenues - Non-current	240	214
Deferred Tax Liability - Non-current	2,114	1,994
Other Long-term Liabilities	77	79
Long-term Liabilities	2,431	2,287

Total Liabilities	41,428	45,024

Shareholders’ Equity	104,414	103,750

Total Liabilities & Shareholders’ Equity	$145,842	$148,774

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Three Months Ended
	July 31,
	2017	2016

Net cash provided by operating activities	$4,015	$5,030

Capitalized computer software development costs	(1,287)	(636)
Purchases of property and equipment, net of disposals	(133)	(144)

Net cash used in investing activities	(1,420)	(780)

Dividends paid	(3,259)	(2,896)
Proceeds from exercise of stock options	890	1,479

Net cash used in financing activities	(2,369)	(1,417)

Net change in cash and cash equivalents	226	2,833
Cash and cash equivalents at beginning of period	66,001	49,004

Cash and cash equivalents at end of period	$66,227	$51,837

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer